[HSB LOGO] HUSCH BLACKWELL                          4801 Main Street, Suite 1000
               SANDERS LLP                          Kansas City, MO  64112
                                                    816.983.8000
                                                    fax: 816.983.8080


February 26, 2009

Gardner Lewis Investment Trust
285 Wilmington-West Chester Pike
Chadds Ford, PA 19317

Ladies and Gentlemen:

      We hereby consent to the use of our name and to the reference to our firm under the caption "Management of the Fund - Legal Counsel" in each Statement of Additional Information for the series portfolios of Gardner Lewis Investment Trust (the "Trust"), which is included in Post-Effective Amendment No. 33 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-53800), and Amendment No. 34 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-07324), on Form N-1A of the Trust.

                                    Sincerely,

                                    /s/ Husch Blackwell Sanders LLP

                                    Husch Blackwell Sanders LLP